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                                CONTRACT SCHEDULE

OWNER: [John Doe]                       SEX: [M] AGE AT ISSUE: [50]

JOINT OWNER:[Jane Doe]                  SEX: [F] AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                   SEX: [M] AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                      ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified or Non-Qualified]          MATURITY DATE: [May 1, 2040]

PRODUCT CLASS: First MetLife Investors Variable Annuity Class L

PURCHASE PAYMENT:                     [$100,000.00]

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 80

MAXIMUM NURSING HOME OR HOSPITAL CONFINMENT RIDER ISSUE AGE: 80

PURCHASE PAYMENTS:

  MINIMUM SUBSEQUENT
  PURCHASE PAYMENT:                   $500.00 for both Non-Qualified and
                                      Qualified, unless you have elected an
                                      automatic sweep program. However, for
                                      IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase
                                      Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.

  MAXIMUM TOTAL
  PURCHASE PAYMENTS:                  $1,000,000, without our prior approval.

MINIMUM ACCOUNT VALUE:                $2,000

BENEFICIARY:                          As designated by you as of the Issue Date
                                      unless changed in accordance with the
                                      Contract provisions.

PRODUCT CHARGES:

  SEPARATE ACCOUNT:                   We assess certain daily charges equal on
                                      an annual basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate
                                      Account:

                                      Mortality and Expense Charge: 1.35%

                                      Administration Charge: 0.25%

                                      Death Benefit Rider Charge: [0.20%]

ACCOUNT FEE:                          The Account Fee is $30.00 each Contract
                                      Year. During the Accumulation Period, on the Contract Anniversary the full Account
                                      Fee is deducted from each applicable
                                      Subaccount in the ratio that the Account
                                      Value in the Subaccount bears to the total
                                      Account Value in the Separate Account. On the Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account
                                      Value on the last day of the Contract Year or on the Annuity Calculation Date is at least $50,000, then no Account Fee is deducted. If during the Accumulation
                                      Period, a total withdrawal is made, the
                                      full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee

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                                      will be deducted regardless of the size of
                                      your Contract and it will be deducted
                                      pro-rata from each Annuity Payment.

[GMAB RIDER SPECIFICATIONS
__________________________

 GMAB RIDER EFFECTIVE DATE:           [February 15, 2005]

       RIDER MATURITY DATE:           [MetLife Defensive Strategy Portfolio:
                                      Contract anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                      MetLife Moderate Strategy Portfolio:
                                      Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                      MetLife Balanced Strategy Portfolio:
                                      Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                      MetLife Growth Strategy Portfolio:
                                      Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date ]

         ADJUSTMENT FACTOR:           [100%]

   GMAB ELIGIBILITY PERIOD:           [120 days]

        ANNUAL GROWTH RATE:           [MetLife Defensive Strategy Portfolio: 2%
                                      MetLife Moderate Strategy Portfolio: 1.5%
                                      MetLife Balanced Strategy Portfolio: 1%
                                      MetLife Growth Strategy Portfolio: 0%]

         MAXIMUM GUARANTEED
       ACCUMULATION AMOUNT:           [$5,000,000]

             GMAB FEE RATE:           [0.75%]

          GMAB SUBACCOUNTS:           [MetLife Defensive Strategy Portfolio,
                                      MetLife Moderate Strategy Portfolio,
                                      MetLife Balanced Strategy Portfolio,
                                      MetLife Growth Strategy Portfolio]

  GMAB FIRST OPTIONAL RESET
                      DATE:           [February 15, 2006]

        GMAB OPTIONAL RESET
            WAITING PERIOD:           [One Year]

     MAXIMUM OPTIONAL RESET
                       AGE: [Owner or oldest Joint Owner's (or annuitant if owner is a non-natural person) 85th birthday]

     MAXIMUM OPTIONAL RESET
                    CHARGE:           [1.50%]

          GMAB CANCELLATION
            WINDOW  PERIOD:           [90-day window after the 5th anniversary
                                      of GMAB election]]

[GAURANTEED WITHDRAWAL BENEFIT (GWB) SPECIFICATIONS:
____________________________________________________

GWB EFFECTIVE DATE:                          [February 15, 2004]

INITIAL BENEFIT BASE:                        [$105,000.00]

GWB PURCHASE PAYMENT DATE:                   [Date of Rider Termination]

GWB BONUS RATE:                              [5% for Purchase Payments, 0%
                                             for Optional Resets]

GWB MAXIMUM BENEFIT BASE:                    [$1,000,000.00]

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GWB WITHDRAWAL RATE:                         [7%]

GWB AUTOMATIC RESET DATE:                    [Not applicable]

MAXIMUM RESET AGE:                           [85]

GWB FIRST OPTIONAL RESET DATE:               [3rd or subsequent Contract
                                             Anniversary, subject to the Maximum
                                             Reset Age]

GWB OPTIONAL RESET WAITING PERIOD:           [3 years]

GWB OPTIONAL RESET WINDOW PERIOD:            [30-day period ending on the day
                                             prior to the eligible Contract
                                             Anniversary]

                                             [0.95%]

MAXIMUM OPTIONAL RESET FEE RATE:

SUBACCOUNTS NOT AVAILABLE WITH GWB
RIDER                                        [Not Applicable]

GWB FEE RATE:                                [0.50% when Benefit Base is greater
                                             than zero; 0.0% when Benefit Base
                                             is zero]

GWB CANCELLATION WINDOW PERIOD:              [90 day period following the
                                             5th contract anniversary]]

[GMIB RIDER SPECIFICATIONS:

 GMIB RIDER EFFECTIVE DATE:           [February 15, 2004]

         GMIB RIDER CHARGE:           0.50%

    GMIB PAYMENT ADJUSTMENT           100%
                    FACTOR:
          GMIB INCOME DATE:           [February 15, 2014]

                 GMIB RIDER           Contract Anniversary on or following the
                                      Owner's (or oldest Joint Owner's) 85th
                                      birthday
          TERMINATION DATE:
         LAST STEP-UP DATE:           Owner's (or oldest Joint Owner's)
                                      81st birthday

            ANNUAL INCREASE
         ACCUMULATION RATE:           5%

          ANNUITY OPTIONS:            (a)  Life Annuity with 10 Years of Annuity
                                           Payments Guaranteed.
                                           If you choose to start the Annuity
                                           Option after age 79, the year of the
                                           Guarantee Period component of the
                                           Annuity Option is reduced to: 9 years
                                           at age 80; 8 years at age 81; 7 years
                                           at age 82; 6 years at age 83; 5 years
                                           at ages 84 and 85.

                                      (b)  Joint and Last Survivor Annuity with
                                           10 Years of Annuity Payments
                                           Guaranteed.

          DOLLAR-FOR-DOLLAR
     WITHDRAWAL PERCENTAGE:           5%

BASIS OF GMIB ANNUITY TABLE:          The GMIB Annuity Tables are based on the
                                      Annuity 2000 Mortality Table with 7-year age setback with interest at 2.5%.]

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SEPARATE ACCOUNT: [First MetLife Investors Annuity Account One]

ALLOCATION REQUIREMENTS:

1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules, during the Accumulation Period you may make transfers from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

WITHDRAWAL CHARGE: A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2.   The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

          Withdrawal Charges are determined in accordance with the following schedule:

WITHDRAWAL CHARGES

         Number of Complete Years
         from Receipt of Purchase Payment                  % Charge
                     0                                        7
                     1                                        6
                     2                                        5
             3 and thereafter                                 0

FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.

MINIMUM PARTIAL WITHDRAWAL: $500, or your entire interest in the Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000

ANNUITY REQUIREMENTS:

1. The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year setback with interest at 3%.

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[INITIAL EDCA PERIOD:                 12 months EDCA rate applicable to deposits
                                      made at the beginning of the Initial EDCA
                                      period: [4.00%]
INITIAL EDCA PERIOD:                  6 months EDCA rate applicable to deposits
                                      made at the beginning of the Initial EDCA
                                      period: [8.00%]
INITIAL EDCA PERIOD:                  3 months EDCA rate applicable to deposits
                                      made at the beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:
[First MetLife Investors Life Insurance Company
P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Minimum Accumulation Benefit Rider
Guaranteed Withdrawal Benefit Rider
Death Benefit Rider - (Principal Protection)
Death Benefit Rider - (Annual Step-up)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
401 Plan Endorsement
Unisex Annuity Rates Rider]

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